UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20—5446972
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

c/o Chicago Board Options Exchange, Incorporated 400 South LaSalle Street Chicago, Illinois	60605
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Unrestricted Common Stock, par value $0.01 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-165393

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Unrestricted Common Stock, par value $0.01 per share, of CBOE Holdings, Inc. (the “Registrant”) as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2010 (Registration No. 333-165393), including exhibits, as amended (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Global Select Market, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 11, 2010

CBOE HOLDINGS, INC.

	By	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President,
General Counsel and Corporate Secretary